                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in each of the following Registration Statements of Temple-Inland Inc. and in each related Prospectus of our report dated February 2, 2004, with respect to the consolidated financial statements of Temple-Inland Inc. included in this Annual Report (Form 10-K) for the year ended January 3, 2004.

         REGISTRATION
         STATEMENT NO.                               PURPOSE
         -------------                               -------
        No. 33-25650                        Post-Effective Amendment Number 1 on Form S-8
        No. 33-27286                        Post-Effective Amendment Number 1 on Form S-8
        No. 33-32124                        Post-Effective Amendment Number 2 on Form S-8
        No. 33-43802                        Registration Statement on Form S-8
        No. 33-48034                        Registration Statement on Form S-8
        No. 33-54388                        Registration Statement on Form S-8
        No. 33-63104                        Registration Statement on Form S-8
        No. 333-27469                       Registration Statement on Form S-8
        No. 333-33702                       Registration Statement on Form S-8
        No. 333-84120                       Registration Statement on From S-3
        No. 333-105072                      Registration Statement on Form S-8


                                           /s/  ERNST & YOUNG LLP

Austin, Texas
February 20, 2004